RESIGNATION

Date: May 31st, 2017

To: The Board of Directors of Strategic Global Investment, Inc.

Dear Board,

Please be advised that the undersigned hereby tenders his resignation as Sole Director, effective immediately. Please acknowledge receipt and acceptance of this resignation.

Thank you for your cooperation.

Very truly,

Andrew T. Fellner

6965 El Camino Real
No. 487
Carlsbad, CA 92009

The foregoing resignation is hereby accepted and is effective as of this 31st day of May, 2017

Strategic Global Investments, Inc.

By: ______________________
Andrew T. Fellner

By: ______________________
Garland E. Harris

PLEASE SEE ATTACHED
CALIFORNIA CERTIFICATE
Christina L. West 6/1/17

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT CIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)
County of San Diego)

On June 1, 2017 before me, Christina L. West, Notary Public,
Date *Here Insert Name and Title of the Officer*

personally appeared Andrew T. Fellner
Name~~(s)~~ of Signer~~(s)~~

who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she~~/~~they~~ executed the same in his/~~her~~/~~their~~ authorized capacity~~(ies)~~, and that by his/~~her~~/~~their~~ signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Christina L. West
COMM. #2189944
NOTARY PUBLIC • CALIFORNIA
SAN DIEGO COUNTY
Commission Expires April 7, 2021

Signature [signature]
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document
Title or Type of Document: Resignation
Document Date: 5/31/17 Number of Pages: -1-
Signer(s) Other Than Named Above: Garland E. Harris

Capacity(ies) Claimed by Signer(s)

Signer's Name: ______
☐ Corporate Officer — Title(s): ______
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer Is Representing: ______

Signer's Name: ______
☐ Corporate Officer — Title(s): ______
☐ Partner — ☐ Limited ☐ General
☐ Individual ☐ Attorney in Fact
☐ Trustee ☐ Guardian or Conservator
☐ Other: ______
Signer Is Representing: ______